UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 9, 2016	(September 7, 2016)
Date of report	(Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ira J. Krakower Separation and Consulting Agreement

On September 7, 2016, we entered into a separation and consulting agreement with Ira J. Krakower, our Executive Vice President, General Counsel & Secretary. Pursuant to the agreement, Mr. Krakower will remain an active employee of the Company until March 31, 2017, and will retain his current title during this period until such time as a new Executive Vice President, General Counsel & Secretary is appointed, at which time Mr. Krakower’s title will change to Special Counsel to the Chief Executive Officer. From April 1, 2017 until December 31, 2017, Mr. Krakower will provide consulting services on an as-needed basis to support the transition to his successor.

From the date of the agreement through the March 31, 2017 employment termination date, the agreement provides that Mr. Krakower will continue to receive his current annual base salary and will remain eligible to participate in the Company’s annual bonus plan at his current target (70% of base salary) and in the 401(k) profit sharing plan, but with payments earned in respect of 2017 prorated under the terms of the plans. The agreement also provides that, in consideration of his continued employment and his agreement to provide consulting services, Mr. Krakower will be eligible to receive a grant of long-term incentive equity awards in the Company’s normal 2017 grant cycle, at his current target (150% of base salary) and on the same terms as awards to other executive officers of the Company.

Under his prior existing agreements with the Company, Mr. Krakower’s termination of employment on March 31, 2017, in the absence of a change in control event, will entitle him to certain severance benefits consisting of (i) a lump-sum payment equal to the sum of his annual base salary and the average of his last three annual bonuses, (ii) continued participation for a period of 1 year in the Company’s health and welfare benefit plans, and (iii) a supplemental retirement benefit calculated with 1 year of additional service. This agreement does not modify the terms of Mr. Krakower’s existing agreements with the Company which remain in effect in accordance with their terms.

The above description is a summary of the agreement described herein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

September 9, 2016
/s/ Wayne C. Pensky
W	Wayne C. Pensky
Executive Vice President

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